Exhibit 10(a)

                                  FIRST BANCORP

                        MANAGEMENT ANNUAL INCENTIVE PLAN

                 Based On Performance Against Annual Profit Plan



INTRODUCTION
------------

Annual Incentive bonus awards will be determined under First Bancorp's Management Incentive Plan ("MIP") and paid in cash. The MIP links compensation to "performance" of First Bancorp and to an evaluation of a participant's personal contribution to that performance. Performance objectives and individual goals are defined with all participants annually to ensure that their efforts and the efforts of their business units are focused on improving both short-term and long-term performance, enhancing First Bancorp's strengths in its businesses, and contributing to shareholder value. Under this program, First Bancorp and its business units must produce a threshold level of earnings before any bonus awards are generated.

Following a review with management, an Earnings Target is set annually by the Board of Directors, upon recommendations by the Compensation Committee, for the Bank and each individual business unit. These targets are designed to require a high level of performance in order to be achieved. Awards to participants under the MIP are variable and are based upon:

(1) the participant's responsibilities and ability to effect corporate and business unit performance;

(2) the extent to which Earnings Targets are achieved or surpassed by the Bank and its business units; and

(3) the Participant's personal performance will be measured by the specific annual goals established for the business unit as defined by management.

The importance of First Bancorp's earnings to the determination of a participant's MIP awards and the amount of that award as a percentage of a participant's annual base salary, increases directly with that individual's responsibilities and ability to impact First Bancorp performance. It is First Bancorp's intent that its Management and key employees will, through performance based cash bonuses paid under the MIP, receive total current compensation which is substantially determined by the achievement of operating results that meet or exceed set targets.








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                           MIP PRINCIPAL PLAN FEATURES
                           ---------------------------

Measurement
Period         Calendar Year

Eligible
Employees      Management Employees, with approval of the Compensation Committee

Basis of
Measurement    Actual fiscal performance, compared against approved Annual
               Profit Plan. To include overall (i) corporate performance, (ii) individual unit performance, or (iii) a combination of (i) and
               (ii) for different categories of participation, and (iv) individual personal performance as measured by the achievement of specific annual goals for the business unit.



Participation
Categories               A. Corporate - includes individuals whose job
                    performance has an impact on the entire corporation.

                         B. Unit - includes individuals in roles directly
                    assigned to a profit center (branches and specific departments).

                         C. Corporate/Unit - includes individuals in corporate
                    staff roles who manage unit budgets and operating objectives (Regional Managers).

Determination
of Awards                A. Corporate Plan Participants - 100% on the basis of
                    First Bancorp corporate performance.

                         B. Unit Plan Participants - 25% on the basis of First
                    Bancorp corporate performance, and 75% on the basis of fiscal performance of the respective profit center(s) managed by the respective participant.

                         C. Corporate/Unit Plan Participants - 25 % on the basis
                    of First Bancorp corporate performance, and 75% on the basis of fiscal performance of the respective profit center(s) managed by the Regional Manager.


Calculation
of Awards      A target award is established for each participant, which will be




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               paid if Annual Profit Plan goals are met.




               A threshold level for both business and corporate unit(s) is established, below which no bonuses will be paid.

               A maximum level is also established at which point the maximum allowable bonus will be earned (e.g. 125% or more of the budget earns maximum 150% of target: Actual threshold, target and maximum values will be determined by the Compensation Committee).

               Each participant is assigned a target award expressed as a percent of his/her base annual salary (5%, 10%, 12%, 15%, 20%, 25% and 35%). A participant's target award is increased or decreased based on First Bancorp meeting annual Profit Plan goals of consolidated First Bancorp and/or profit center goal, as it relates to the Category (Corporate, Unit, etc.) to which the participant is assigned.

               The target award is adjusted based on the percent of First Bancorp's annual Profit Plan, provided certain "threshold goals" are obtained.

               Threshold Goals:
               ----------------

               1. No bonuses are paid to anyone unless First Bancorp attains at least 10.0% return on equity (ROE).

               2. No corporate bonuses are paid unless First Bancorp achieves 90% of its consolidated corporate earnings per share (EPS).

               Personal Performance Goals:

               1. The Participant's personal performance will be measured by the specific annual goals established for the business unit as defined by management.

               2. For the branch unit, the participant's personal performance will be based on Asset Quality, Market share retention and growth, target award and related earning components, and Internal Audit Grade. See Exhibit B.


               3. The total score calculated based on the achievement of the annual goals (see Exhibit B) will be used to determine the amount of the cash bonus to be awarded to the individual branch unit.



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Discretionary
Awards In the event that the consolidated First Bancorp performance is below the threshold level, the Compensation Committee may determine whether:



                    1. discretionary awards will be made to deserving individuals, and

                    2. if the 75% portion for Corporate/Unit participants will be granted.


Plan Funding Accruals are made each month during the Plan Year, based on the extent to which monthly budget income goals are met.



Merit
Adjustment     For any participant, the formula award may be adjusted up or down to reflect the Manager's Assessment of the participant's individual performance with the concurrence of the Compensation
               Committee.








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ADVANTAGES OF A BUDGET-BASED PLAN
---------------------------------

1. Participants, especially those responsible for Profit Centers, can more easily track their progress throughout the plan year.


2. Participants responsible for Profit Center can see more direct correlation between their performance and their awards.








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Definition of Business Units:

1.   Corporate
     Executive Vice Presidents
     Senior Vice Presidents

2.    Regional Managers

3.   Branch offices

4.   Profit Centers
                   a.  Mortgage Loan
                   b.  Credit Card
                   c.  Appraisal Department

5.    Departments:
                   a.  Operation
                   b.  Audit
                   c.  Repossession and Collections



















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                                    MIP PLAN

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           % of Business Plan                        % of Target Bonus
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              Threshold 90                                  30
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                   95                                       60
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               Target 100                                   100
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                  105                                       110
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                  110                                       120
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                  115                                       130
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                  120                                       140
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                Max. 125                                    150
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To determine % of Target Bonus payable for achieving a % of Business Plan between 5% increments listed above, this will be done by interpolation using a level accrual between the various % of Target Bonus - Ex. 93% of Business Plan Target Bonus will be 48%.





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                                    Exhibit B
                  Management Annual Performance Goals & Scores

                        For Year Ending December 31, 1996

Office _________________

I.  Loan and Operating Losses                   Maximum Score   40 points

     Net loan charge-offs + net charge-offs of other assets & repossessions to average total loans:

     0 - 0.20% = 30 points
     0.21 - 0.30% = 20 pointes
     0.31 - 0.40% = 10 points
     0.41 + = 0 points                           Score _____  Points

     Past Dues & Nonaccruals to total loans
     (1.50% = 10 points) (4 qtr. Simple avg.)    Score _____  Points


II.  Deposit Growth and Performance              Maximum Score    30 points

     A. Deposit Goals
        (To be based on 3 years prior growth trends for current year projection. The current year goal will be set by the Regional Manager and the branch manager. Points will be awarded based on the percentage of the goal achieved.)

     Actual $___________________                 Goal $_____________________
     12-31-95                                            Year 1995

     % of goal achieved ______________%                Score ____ Points


     B.  Annual Performance

         Target Goal - EPS                             Score _____ Points


III. Internal Audit Score:                             Maximum Score   30 Points

     _______ X 30 =                                    Score ______ Points


Total Maximum Score                                    100 Points

                                                       Actual Score _____ Points